CONFORMED COPY


                          AGREEMENT AND PLAN OF MERGER

                          dated as of October 31, 1997

                                      among

                        ALLEGHENY TELEDYNE INCORPORATED,

                                 SEA MERGER INC.

                                       and

                        OREGON METALLURGICAL CORPORATION

                                TABLE OF CONTENTS
                                   (Continued)



                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----

ARTICLE I                  THE MERGER.....................................................................................1
         Section 1.1       The Merger.....................................................................................1
         Section 1.2       Effective Time.................................................................................2
         Section 1.3       Closing........................................................................................2
         Section 1.4       Articles of Incorporation of the Surviving Corporation.........................................2
         Section 1.5       Directors of the Surviving Corporation.........................................................2
         Section 1.6       Officers of the Surviving Corporation..........................................................3

ARTICLE II                 CONVERSION OF SECURITIES.......................................................................3
         Section 2.1       Conversion of Capital Stock....................................................................3
         Section 2.2       Company Stock Options and Rights...............................................................4
         Section 2.3       Exchange of Certificates.......................................................................4

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................4
         Section 3.1       Organization of the Company....................................................................4
         Section 3.2       Capitalization of the Company..................................................................5
         Section 3.3       Subsidiaries...................................................................................6
         Section 3.4       Authority......................................................................................7
         Section 3.5       Governmental Filings; No Violations............................................................8
         Section 3.6       SEC Filings; Financial Statements..............................................................9
         Section 3.7       Absence of Undisclosed Liabilities............................................................10
         Section 3.8       Absence of Certain Changes....................................................................10
         Section 3.9       Compliance with Law; Regulatory Compliance....................................................10
         Section 3.10      Environmental Matters.........................................................................12
         Section 3.11      Tax Matters...................................................................................13
         Section 3.12      Certain Transactions..........................................................................15
         Section 3.13      Litigation....................................................................................15
         Section 3.14      Labor Matters.................................................................................15
         Section 3.15      Title to Assets...............................................................................16
         Section 3.16      Intellectual Property.........................................................................17
         Section 3.17      Insurance.....................................................................................17
         Section 3.18      Employment Agreements.........................................................................18
         Section 3.19      Benefit Plans; ERISA..........................................................................18
         Section 3.20      Agreements, Contracts and Commitments.........................................................23
         Section 3.21      Information in Disclosure Documents...........................................................23
         Section 3.22      Restrictions on Business Activities...........................................................24
         Section 3.23      Tax and Accounting Matters....................................................................24
         Section 3.24      Brokers and Finders...........................................................................24
         Section 3.25      No Existing Discussions.......................................................................24
         Section 3.26      Opinion of Financial Advisor..................................................................24

                                       i

                                TABLE OF CONTENTS
                                  (Continued)
                                                                                                                       Page
                                                                                                                       ----


         Section 3.27      Certain Provisions of the OBCA Not Applicable.................................................25
         Section 3.28      Company Rights Agreement......................................................................25
         Section 3.29      Disclosure....................................................................................25

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF ATI.........................................................26
         Section 4.1       Organization of ATI...........................................................................26
         Section 4.2       Capitalization of ATI.........................................................................26
         Section 4.3       Authority; No Conflict; Required Filings and Consents.........................................27
         Section 4.4       SEC Filings; Financial Statements.............................................................28
         Section 4.5       Absence of Undisclosed Liabilities............................................................28
         Section 4.6       Absence of Certain Changes....................................................................29
         Section 4.7       Information in Disclosure Documents...........................................................29
         Section 4.8       Interim Operations of Sub.....................................................................29
         Section 4.9       Compliance with Law; Regulatory Compliance....................................................30
         Section 4.10      Litigation....................................................................................31
         Section 4.11      Agreements, Contracts and Commitments.........................................................31
         Section 4.12      Restrictions on Business Activities...........................................................31
         Section 4.13      Disclosure....................................................................................31

ARTICLE V                  CONDUCT OF BUSINESS OF THE COMPANY............................................................32
         Section 5.1       Covenants of the Company......................................................................32
         Section 5.2       Consultation..................................................................................34

ARTICLE VI                 ADDITIONAL AGREEMENTS.........................................................................34
         Section 6.1       Acquisition Proposals.........................................................................34
         Section 6.2       Proxy Statement/Prospectus; Registration
                           Statement.....................................................................................36
         Section 6.3       Letter of the Company's Accountants...........................................................37
         Section 6.4       Access to Information.........................................................................37
         Section 6.5       Company Shareholders Meeting..................................................................38
         Section 6.6       Legal Conditions to the Merger................................................................38
         Section 6.7       Public Disclosure.............................................................................38
         Section 6.8       Tax-Free Transaction..........................................................................39
         Section 6.9       Pooling Accounting............................................................................39
         Section 6.10      Affiliate Agreements..........................................................................39
         Section 6.11      NYSE Listing..................................................................................39
         Section 6.12      Company Stock Options and Rights..............................................................40
         Section 6.13      Indemnification...............................................................................42
         Section 6.14      Additional Agreements; Reasonable Efforts.....................................................43

ARTICLE VII                CONDITIONS TO THE MERGER......................................................................44
         Section 7.1       Conditions to Each Party's Obligation to

                                       ii

                                TABLE OF CONTENTS
                                  (Continued)
                                                                                                                       Page
                                                                                                                       ----

                           Effect the Merger.............................................................................44
         Section 7.2       Additional Conditions to Obligations of ATI and Sub...........................................45
         Section 7.3       Additional Conditions to Obligations of the Company...........................................47

ARTICLE VIII               TERMINATION AND AMENDMENT.....................................................................48
         Section 8.1       Termination...................................................................................48
         Section 8.2       Effect of Termination.........................................................................49
         Section 8.3       Fees and Expenses.............................................................................49
         Section 8.4       Amendment.....................................................................................51
         Section 8.5       Extension; Waiver.............................................................................51

ARTICLE IX                 MISCELLANEOUS.................................................................................52
         Section 9.1       Nonsurvival of Representations, Warranties and Agreements.....................................52
         Section 9.2       Notices.......................................................................................52
         Section 9.3       Certain Definitions; Interpretation...........................................................53
         Section 9.4       Knowledge.....................................................................................54
         Section 9.5       Counterparts..................................................................................55
         Section 9.6       Entire Agreement; No Third Party
                           Beneficiaries.................................................................................55
         Section 9.7       Governing Law.................................................................................55
         Section 9.8       Assignment....................................................................................55
         Section 9.9       Severability..................................................................................55
         Section 9.10      Failure or Indulgence Not Waiver; Remedies
                           Cumulative....................................................................................56

Annexes

                Annex I   --       Exchange Procedures
                Annex II  --       Form of Amendment to Company Rights Agreement
                Annex III --       Form of Company Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of October 31, 1997, by and among ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation ("ATI"), SEA MERGER INC., an Oregon corporation and a wholly owned subsidiary of ATI ("Sub"), and OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Company");

                  WHEREAS, the Boards of Directors of ATI and the Company deem it advisable and in the best interests of their respective corporations and stockholders that the business of the Company be combined with that of ATI in order to advance the long-term business interests of ATI and the Company; and

                  WHEREAS, the combination of the business of the Company with that of ATI will be effected pursuant to the terms of this Agreement through a transaction in which Sub will merge with and into the Company (the "Merger"), whereupon the Company will become a wholly owned subsidiary of ATI and the shareholders of the Company will become stockholders of ATI; and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a pooling of interests; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1       The Merger
                                    ----------.  Upon the terms and subject to
the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Sub will be merged with and into the Company and the separate corporate existence of Sub will thereupon cease. The Company, as the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), will continue to be governed by the laws of the State of Oregon. The Merger will have the effects specified in the Oregon Business Corporation Act (the "OBCA"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of the Company will continue in the Surviving Corporation unaffected by the Merger.

                  Section 1.2       Effective Time
                                    --------------. As soon as practicable
following the satisfaction of the conditions set forth in Article VII, the parties will file articles of merger (the "Articles of Merger") with the Secretary of State of Oregon, executed in accordance with the relevant provisions of the OBCA, and will make all other filings or recordings required under the OBCA to consummate the Merger. The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of Oregon or at such other time as the parties hereto may agree and as may be specified in the Articles of Merger in accordance with applicable law. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

                  Section 1.3       Closing
                                    -------. The Closing of the Merger (the
"Closing") will take place (i) at the principal executive offices of ATI beginning at 12:00 noon, Eastern time, on the first business day on which all of the conditions set forth in Article VII (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied or (ii) at such other place, date and/or time as the parties hereto may agree. The date upon which the Closing occurs is herein referred to as the "Closing Date."

                  Section 1.4       Articles of Incorporation of the Surviving
                                    ------------------------------------------
Corporation
-----------. At the Effective Time, in accordance with the OBCA, the Restated Articles of Incorporation, as amended, of the Company as in effect immediately prior to the Effective Time will be amended and restated to become substantially identical (except as to the name of the Surviving Corporation, which shall continue to be "Oregon Metallurgical Corporation", and except for Article VIII thereof) to the Articles of Incorporation of Sub, and be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

                  Section 1.5 Directors of the Surviving Corporation --------------------------------------. At
the Effective Time, the directors of Sub then in office will become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.6 Officers of the Surviving Corporation -------------------------------------. At
the Effective Time, the officers of Sub will become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1       Conversion of Capital Stock
                                    ---------------------------. As of the
Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or the holder of any shares of capital stock of Sub:

                  (a) The issued and outstanding shares of capital stock of Sub shall be converted into and become such number of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Surviving Corporation as shall be provided for in the Articles of Merger.

                  (b) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of capital stock of the Company owned by ATI, Sub or any other wholly owned Subsidiary of ATI shall be canceled and retired and shall cease to exist and no stock of ATI or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $.10 per share, of ATI ("ATI Common Stock") owned by the Company or any Subsidiary of the Company shall remain unaffected by the Merger.

                  (c) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 1.296 (the "Conversion Number") fully paid and nonassessable shares of ATI Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto except the right to receive the foregoing shares of ATI Common Stock and any cash in lieu of fractional shares of ATI Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

                  Section 2.2 Company Stock Options and Rights --------------------------------. All then outstanding (i) options to purchase Company Common Stock under the Company's 1996 Employee Stock Option Plan, 1997 Employee Stock Option Plan and Nontransferable Stock Option Agreement (the "Company Option Plans") and (ii) warrants to purchase up to 120,000 shares of Company Common Stock under the Warrant Agreement, dated September 19, 1994, between the Company and James S. Paddock (the "Warrant Agreement"), together with the obligation to issue shares of ATI Common Stock pursuant to the Company's Amended and Restated Excess Benefit Plan (the "Excess Benefit Plan") and the Stock Compensation Plans (as defined in Section 3.2 and as amended or clarified pursuant to Section 6.12(c)), will be assumed by ATI in accordance with Section 6.12.

                  Section 2.3       Exchange of Certificates
                                    ------------------------. The procedures for
exchanging outstanding shares of Company Common Stock for ATI Common Stock pursuant to the Merger are set forth in Annex I hereto, which is deemed to be a part of this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to ATI and Sub that, except as specifically set forth and described in the Disclosure Letter (the "Company Disclosure Letter") delivered by the Company to ATI prior to the execution and delivery of this Agreement, the statements set forth below in this
Article III are true and correct. The Company Disclosure Letter is arranged in paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article III.

                  Section 3.1 Organization of the Company ---------------------------. The Company is
a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified and validly existing (and in good standing where appropriate) in each jurisdiction in which the failure to be so qualified, validly existing or in good standing would have a Material Adverse Effect on the Company. Set forth in the Company Disclosure Letter is a complete list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

                  Section 3.2 Capitalization of the Company -----------------------------. The
authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock, of which 16,445,346 shares are issued and outstanding and no shares are held in the Company's treasury as of the date hereof. As of the date hereof, there are outstanding options to acquire an aggregate of 286,900 shares of Company Common Stock, all of which were granted under the Company Option Plans, and outstanding warrants (the "Warrants") issued under the Warrant Agreement to acquire 120,000 shares of Company Common Stock at an exercise price of $6.375 per share. The Company has no shares of Company Common Stock reserved for issuance, other than (i) 322,000 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans, (ii) 120,000 shares of Company Common Stock reserved for issuance upon exercise of the Warrants, (iii) 736,584 shares of Company Common Stock reserved for issuance pursuant to the Company's Stock Compensation Plan - Salaried Employees, the Company's Stock Compensation Plan - Union Employees and the Savings Plan (the "Stock Compensation Plans"), (iv) 14,476 shares reserved for issuance under the Excess Benefit Plan and (v) 20,000,000 shares of Company Common Stock reserved for issuance pursuant to the Rights Agreement, dated as of December 12, 1996, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent, as amended (the "Company Rights Agreement"). Except for 296,289 shares of Company Common Stock issued pursuant to the Stock Compensation Plans, 16,114 shares of Company Common Stock issued pursuant to the Excess Benefit Plan and 6,200 shares of Company Common Stock issued to directors as a retainer, no shares of Company Common Stock have been issued since December 31, 1996. Except for options to acquire an aggregate of 49,400 shares of Company Common Stock granted pursuant to the Company Option Plans (details of which are included as part of the Company Disclosure Letter), shares issuable under the Stock Compensation Plans and 1300 shares issuable to directors as a retainer, no option, warrant or other right to acquire Company Common Stock or other capital stock of the Company has been granted by the Company since December 31, 1996. All of the shares of Company Common Stock outstanding are, and all such shares reserved for issuance, upon such issuance and upon receipt by the Company of the consideration for such issuance, will be, duly authorized and validly issued, fully paid and nonassessable. Except as set forth in this Agreement, there are no options, warrants, rights, calls, subscriptions, stock appreciation rights, commitments, understandings or agreements of any character obligating the Company or any Subsidiary of the Company to issue any shares of capital stock or voting securities or any security representing the right to purchase or otherwise receive any such shares or securities.

The Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible into or exchangeable or exercisable for securities (other than Company Common Stock) having the right to vote) with the shareholders of the Company on any matter. There are no existing restrictions on transfer, voting trusts, shareholder agreements or registration covenants known to the Company relating to any outstanding shares of capital stock of the Company or any Subsidiary of the Company. None of the outstanding shares of Company Common Stock was issued in violation of the preemptive rights of any present or former shareholder and the Company's shareholders are not entitled to preemptive rights. There are no outstanding agreements of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The Company's Employee Stock Ownership Plan holds less than 10% of the outstanding shares of Company Common Stock.

                  Section 3.3       Subsidiaries
                                    ------------. The Company Disclosure Letter
sets forth a complete and accurate list of each of the direct and indirect Subsidiaries of the Company, together with the jurisdiction of incorporation and the equity capitalization thereof and a complete list of the jurisdictions where it is qualified or licensed to do business as a foreign corporation. All outstanding shares of capital stock of each Subsidiary of the Company are owned of record and beneficially by the Company or by another Subsidiary of the Company, free and clear of all mortgages, deeds of trust, pledges, liens, leases, security interests, security agreements, conditional sales agreements, notes, easements, restrictions, encroachments and other charges or encumbrances of any kind whatsoever ("Liens"), other than any restrictions under applicable federal and state securities laws, and are validly issued, fully paid and nonassessable. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary of the Company; and there are no existing options, warrants, calls, commitments or agreements of any character obligating any Subsidiary of the Company to issue shares of its capital stock or obligating the Company or any Subsidiary to acquire or to transfer any outstanding shares of capital stock of any Subsidiary of the Company. Each Subsidiary of the Company is an entity duly organized and validly existing (and in good standing where appropriate) under the laws of the jurisdiction of its organization, has all requisite corporate or company power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and validly existing (and in good standing where appropriate) to do business in each jurisdiction in which the failure to be so qualified, validly existing or to be in good standing would have a Material Adverse Effect on the Company. Except for the capital stock of the Subsidiaries of the Company, the Company and its Subsidiaries do not own any equity securities of or other equity interests in any corporation, partnership, joint venture, business trust or other legal entity (together with individuals and governmental bodies, a "Person"). The Company has provided ATI with true and correct copies of the articles or certificates of incorporation and bylaws or other comparable governing documents of each Subsidiary of the Company.

                  Section 3.4       Authority
                                    ---------. The Company has the requisite
corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and any other agreement, instrument or certificate ("Ancillary Document") to be executed or delivered by it pursuant hereto or thereto, and, subject only to approval of this Agreement by at least a majority of all votes cast by the holders of Company Common Stock outstanding on the record date for the meeting of the Company's shareholders to be called and held to consider the approval of this Agreement and the Merger (the "Company Shareholders Meeting"), to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company has determined that the Merger is in the best interests of the Company and its shareholders, has approved this Agreement and the Merger, has directed that this Agreement be submitted to the shareholders of the Company for approval in accordance with applicable law and the Restated Articles of Incorporation and Bylaws of the Company, each as amended, and, subject to Section 6.1, has recommended that the shareholders of the Company approve this Agreement and the Merger. Each of this Agreement and the Ancillary Documents is a valid and binding agreement, certificate or instrument, as the case may be, of it enforceable against it in accordance with its terms.

                  Section 3.5 Governmental Filings; No Violations -----------------------------------. (a)
Other than the filings provided for in Section 1.2, and filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other than as contemplated by Section 3.5(c), no notices, reports or other filings are required to be made by the Company or any Subsidiary of the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any Subsidiary of the Company from, any governmental or regulatory authority, agency, court, commission or other similar entity, domestic or foreign ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby, the failure of which to make or obtain would constitute a Material Adverse Effect with respect to the Company.

                  (b) The execution and delivery of this Agreement and each Ancillary Document by the Company does not, and the consummation by it of any of the transactions contemplated hereby or thereby will not, constitute or result in (i) a breach or violation of, or a default (or an event which with notice or lapse of time or both would become a default) under, its Restated Articles of Incorporation or its Bylaws, each as amended, or the comparable governing documents of any Subsidiary of the Company, (ii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, the creation of any payment or other material obligation pursuant to, or a right to terminate, amend or cancel, or accelerate vesting under, any of its existing Benefit Plans referred to in Section 3.19 or any grant or award made thereunder, (iii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, a right to terminate, amend, cancel or accelerate, or the creation of a Lien on any assets of the Company or any of its Subsidiaries (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of the Company or any of its Subsidiaries ("Company Agreements") or any law, statute, rule, ordinance or regulation or judgment, decree, order, award, injunction or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries or any of their property is bound or affected, or (iv) any change in the rights or obligations of any party under any of the Company Agreements except, in the case of clauses (iii) or (iv) above, for such breaches, violations, defaults, accelerations or changes that would not constitute a Material Adverse Effect with respect to the Company.

                  (c) The Company Disclosure Letter sets forth a true and complete list of all notices, permits, approvals, consents, qualifications, waivers or other actions of third parties under any material Company Agreement, any Labor Agreement, any Employment Agreement or any material Company Approval, each as defined in this Agreement, or under any other material third-party franchise, license or permit, which the Company or any Subsidiary of the Company is required to give or obtain in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby or thereby.

                  Section 3.6 SEC Filings; Financial Statements ---------------------------------. (a) The
Company has filed and made available to ATI all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) of the Company contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The balance sheet of the Company (including any related notes) as of September 28, 1997 is referred to herein as the "Company Balance Sheet."

                  Section 3.7 Absence of Undisclosed Liabilities ----------------------------------. Except
to the extent set forth or provided for in the Company Balance Sheet, as of September 28, 1997 neither the Company nor any Subsidiary of the Company had any liabilities of any kind whatsoever, whether absolute or contingent, direct or indirect, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, joint or several, which, individually or in the aggregate, were material to the business, properties, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole. Since September 28, 1997, except for normal or recurring liabilities incurred in the ordinary course of business of the Company consistent with past practice, neither the Company nor any of the Subsidiaries of the Company has incurred any liabilities of any nature, whether accrued, contingent or otherwise, which, individually or in the aggregate, are material to the business, properties, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

                  Section 3.8       Absence of Certain Changes
                                    --------------------------. Since September
28, 1997, the Company and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since such date, (i) no event or change has occurred that constitutes a Material Adverse Effect with respect to the Company, and no fact or condition exists or is contemplated or threatened which is reasonably likely to constitute a Material Adverse Effect with respect to the Company in the future, (ii) no dividend or other distribution has been declared or paid with respect to any capital stock of the Company, and (iii) there has been no change by the Company in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles.

                  Section 3.9       Compliance with Law; Regulatory Compliance
                                    ------------------------------------------.
(a) Except as described in the Company SEC Reports filed prior to the date hereof and except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, to the knowledge of the Company, neither the Company nor any Subsidiary of the Company (i) is or has been in violation of any applicable federal, state, local or foreign law, statute, regulation, ordinance or other requirement of any Governmental Entity relating to it or to its securities, property, operations or business, except for possible violations which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company; or (ii) has engaged in any activity or omitted to take any action as a result of which it is in violation of any applicable order, injunction or decree of any Governmental Entity affecting the Company or any Subsidiary of the Company, except for such violations, individually or in the aggregate, that do not constitute a Material Adverse Effect with respect to the Company. Except as described in the Company SEC Reports filed prior to the date hereof and except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, as of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity affecting the Company or any Subsidiary of the Company in any material respect.

                  (b) Except as otherwise provided in Sections 3.10, 3.14 and
3.19 of this Agreement, the Company and each Subsidiary of the Company possess, or has made timely application for, all permits, licenses, approvals, authorizations of and registrations with all Governmental Entities under all federal, state, local and foreign laws that are or will be required for the Company or any of its Subsidiaries to carry on any substantial part of their respective businesses as presently conducted ("Company Approvals"), the absence of which would not constitute a Material Adverse Effect with respect to the Company. The Company Disclosure Letter sets forth a list of all material Company Approvals, indicating the holder, the issuer and the nature thereof. Except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, all material Company Approvals are in full force and effect and, to the knowledge of the Company, neither the Company nor any Subsidiary of the Company is in violation of any Company Approval or any other permit, license, approval, authorization or registration applicable to it or to the operation of its business which violations, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company. Except as otherwise provided in Sections 3.10, 3.14 and 3.19 of this Agreement, the Company has no reason to believe that any pending application for a Company Approval will not be timely granted and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke, suspend or materially modify any Company Approval or deny any renewal thereof.

                  Section 3.10      Environmental Matters
                                    ---------------------. (a) The Company and
each of its Subsidiaries has applied for and has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Environmental Permits") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by a Governmental Entity with jurisdiction over pollution or protection of the environment (collectively, "Environmental Laws") necessary for it to carry on its business as now conducted, and there has occurred no violation under any such Environmental Permit, except for the lack of Environmental Permits and for violations under Environmental Permits that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

                  (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, to the knowledge of the Company, the Company and each of its Subsidiaries is, and has been, in compliance with applicable Environmental Laws except for instances of possible noncompliance which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

                  (c) Except as disclosed in the Company SEC Reports filed prior to the date hereof, there is no suit, action, formal proceeding or formal inquiry pending or, to the Company's knowledge, threatened before any Governmental Entity in which the Company or any of its Subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by the Company or any of its Subsidiaries, or (iii) any site or location for which it or its Subsidiaries has been designated as a potentially responsible party under any federal, state, local or foreign superfund law, or
(iv) any claim, potential claim or express reservation of responsibility for damages to natural resources, except in the cases of clauses (i) through (iv) above for any such suits, actions, proceedings and inquiries that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company.

                  (d) Except as disclosed in the Company SEC Reports filed prior to the date hereof and to the knowledge of the Company, during the period of ownership or operation by the Company and its current or former Subsidiaries of any of their respective current or formerly owned properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical equipment and there have been no releases of Hazardous Material or of asbestos, polychlorinated biphenyls or oil in, on, under or affecting such properties or, to the Company's knowledge, any surrounding site except for those that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. Except as disclosed in the Company SEC Reports filed prior to the date hereof, prior to the period of ownership or operation by the Company or its current or former Subsidiaries of any of their respective current or formerly owned properties, to the Company's knowledge, there were no releases of Hazardous Material or asbestos, polychlorinated biphenyls or oil or other petroleum products in, on, under or affecting any such property or any surrounding site in such quantities or otherwise under such circumstances that violate an Environmental Law, except for those that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act or other Environmental Laws.

                  (e) The Company will provide ATI with access to all written information in its possession or control pertaining to the matters set forth in paragraphs (a) through (d) of this Section 3.10, including all documents pertaining to environmental audits or assessments prepared by or for the Company, any Subsidiary of the Company or any Governmental Entity.

                  Section 3.11      Tax Matters
                                    -----------. (a) The Company and each
Subsidiary of the Company has timely filed or requests for extension have been timely filed with respect to all federal, state, local and foreign income tax returns and all other tax returns required to be filed by it ("Tax Returns"), other than those returns with respect to which failure to timely file or failure to request an extension of time for filing would not constitute a Material Adverse Effect with respect to the Company.

                  (b) Each such Tax Return was true, correct and complete in all material respects on the respective date on which it was filed and, to the knowledge of the Company, no event has since occurred requiring any amendment thereto, which amendment has not been made in a manner such that each such Tax Return remains true, correct and complete in all material respects.

                  (c) The Company and each of its Subsidiaries (as the case may be) has paid or adequate provision on the Company Balance Sheet has been made for the full payment or discharge of all federal, state, local and foreign taxes, including any interest, penalties, or other additions to tax thereon, except where such failure to pay or discharge local or foreign taxes would not constitute a Material Adverse Effect with respect to the Company.

                  (d) No issues are currently pending with any taxing authority in connection with any Tax Returns of the Company or any of its Subsidiaries that, if determined adversely to the Company and its Subsidiaries (whether individually or in the aggregate), would constitute a Material Adverse Effect with respect to the Company. No waivers of statutes of limitation with respect to such Tax Returns have been given by or requested from the Company or any of its Subsidiaries. The Company Disclosure Letter sets forth with respect to federal income taxation (i) the taxable years of the Company and its Subsidiaries as to which the respective statutes of limitations with respect to taxes have not expired, and (ii) with respect to the taxable years of the Company and its Subsidiaries, those years for which examinations have been completed, those years for which examinations have not been initiated, and those years for which required Tax Returns have not been filed. Information with respect to state and material local and foreign income and other taxation to which the Company or any of its Subsidiaries is subject equivalent to that referred to in the preceding sentence shall be provided to ATI by the Company on or before November 30, 1997. Except to the extent set forth in the Company Disclosure Letter, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Company Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Company Balance Sheet.

                  (e) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its predecessors has, with regard to any asset or property held or acquired, filed a consent, election or agreement under
Section 341(f) of the Code, or predecessors of such Section.

                  Section 3.12      Certain Transactions
                                    --------------------. Except as disclosed in
the Company SEC Reports filed prior to the date hereof, none of the officers or directors of the Company or of any of its Subsidiaries nor any affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Company, and, to the knowledge of the Company, none of the key employees of the Company or of any Subsidiary of the Company is currently a party to any transaction with the Company or any Subsidiary of the Company (other than for services as an employee, officer or director), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services to or by, (b) providing for rental of real or personal property to or from, or (c) otherwise requiring payments to or from, any such officer, director, affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest or which is an affiliate of such officer, director or key employee.

                  Section 3.13      Litigation
                                    ----------. Except as disclosed in the
Company SEC Reports filed prior to the date hereof, there are no suits, litigations, investigations, actions or proceedings of any kind pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary of the Company, nor to the knowledge of the Company is any such matter pending or threatened against any other Person, which, if determined adversely to the Company, would constitute a Material Adverse Effect with respect to the Company. The Company Disclosure Letter sets forth a list of all pending litigation to which the Company or any Subsidiary of the Company is a party or to which it or any of its properties is subject as of the date of this Agreement.

                  Section 3.14      Labor Matters
                                    -------------. The Company Disclosure Letter
sets forth a true and complete list of all labor and collective bargaining agreements to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound (collectively, the "Labor Agreements"). The Company has previously furnished to ATI true and complete copies of all Labor Agreements, together with all amendments thereto. There are no strikes or other work stoppages involving any employees of the Company or any Subsidiary of the Company and there are no material labor disputes by any labor organization in progress or pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, that would constitute a Material Adverse Effect with respect to the Company. To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect with respect to the Company. There are no charges of unfair labor practices pending before any Governmental Entity involving or affecting the Company or any Subsidiary of the Company that, if adversely determined, would constitute a Material Adverse Effect with respect to the Company. The Company has not been notified that any customer of or supplier to the Company or any Subsidiary of the Company is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.15      Title to Assets
                                    ---------------. The Company and each of its
Subsidiaries has good and marketable title to its properties and assets (other than property as to which it is a lessee) except for such (i) defects in title that, individually or in the aggregate, would not constitute a Material Adverse Effect with respect to the Company and (ii) Liens and encumbrances for obligations incurred in the ordinary course of business and reflected in the Company Balance Sheet or incurred thereafter in the ordinary course of business consistent with past practice. The Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company or its Subsidiaries and all leases ("Leases") of real property by the Company or its Subsidiaries including, in the case of Leases, the name of the lessor, the date of the Lease and each amendment to the Lease and the aggregate annual rental or other amounts payable under each Lease. All such Leases are in good standing, valid and effective in accordance with their respective terms, and no default exists thereunder, except where the lack of such good standing, validity and effectiveness or the existence of such default, individually or in the aggregate, does not constitute a Material Adverse Effect with respect to the Company.

                  Section 3.16      Intellectual Property
                                    ---------------------. The Company and its
Subsidiaries either own or, to the Company's knowledge, have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use or necessary in connection with the business of the Company or its Subsidiaries, without any conflict with the rights of others, except for such conflicts that, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries has, as of the date hereof, received any notice from any other person pertaining to or challenging the right of the Company or its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company or any of its Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to the Company. To the Company's knowledge, none of the Company's or its Subsidiaries' personnel is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or its Subsidiaries or any other party that, individually or in the aggregate, constitute a Material Adverse Effect with respect to the Company.

                  Section 3.17      Insurance
                                    ---------. The Company and each of its
Subsidiaries has in effect valid and effective policies of insurance, issued by companies believed by it to be sound and reputable, insuring the Company or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by the Company and its Subsidiaries. During the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of the Company or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

                  Section 3.18      Employment Agreements
                                    ---------------------. The Company
Disclosure Letter sets forth a true and complete list of all agreements (except collective bargaining agreements and Company and its Subsidiaries employment manuals) with any officer, director or key employee of the Company to which the Company or any Subsidiary of the Company is a party, providing for the terms of his or her employment with the Company or any Subsidiary of the Company and/or the terms of his or her severance or other payments upon termination of or change in such employment or any change of control of the Company (the "Employment Agreements"). The Company has previously furnished to ATI true and complete copies of all Employment Agreements, together with all amendments thereto (if any). Since December 31, 1996, neither the Company nor any Subsidiary of the Company has (i) effected any increase in salary, wage or other compensation of any kind, whether current or deferred, to any officer, director or key employee, other than routine increases in the ordinary course of business, (ii) entered into any Employment Agreement, (iii) adopted, amended or modified any Benefit Plan, or (iv) made any contribution to any trust or plan for the benefit of employees except as required by the terms of Benefit Plans as in effect as of such date.

                  Section 3.19      Benefit Plans; ERISA
                                    --------------------. (a) The Company
Disclosure Letter sets forth an accurate and complete list of all written and unwritten employee benefit plans, programs, policies, agreements, all deferred compensation plans, programs or arrangements, all stock option, restricted stock or other compensation plans, (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and multiemployer plans as defined in Sections 4001(a)(3) and (3)(37)(A) of ERISA and any labor agreements relating to any of the foregoing) (i) under which the Company or any Subsidiary of the Company has liability material to the Company and its Subsidiaries taken as a whole or which is maintained, sponsored, contributed to or (ii) required to be contributed to during the five-year period ending on the date of this Agreement by the Company or any Subsidiary of the Company on behalf of any current or former employee or director of the Company or any Subsidiary of the Company or any former Subsidiary of the Company or other Person formerly controlled by the Company ("Benefit Plans"); provided that the information referred to in the foregoing clause (ii) may be provided to ATI by the Company on or prior to November 30, 1997 in lieu of being provided in the Company Disclosure Letter.

                  (b) With respect to each Benefit Plan currently in effect, the Company has delivered to ATI accurate and complete copies of each of the following, to the extent applicable: (i) all current plan texts and agreements (and all amendments, supplements and modifications thereto), including all trust agreements and other agreements related to custody or investment of plan assets, or, in the case of unwritten arrangements, written summaries thereof, (ii) the most recent summary plan description and summary of material modifications delivered to employees, (iii) the three most recent annual reports (IRS Form 5500 series), including all schedules and attachments thereto, (iv) the three most recent annual and periodic accountings of plan assets, (v) the most recent determination letter received from the Internal Revenue Service, and (vi) the three most recent actuarial valuation reports. The Company will also provide to ATI copies of all employee manuals, handbooks, policy statements and other written materials given to employees relating to any Benefit Plans.

                  (c) Except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect on the Company, and to the knowledge of the Company, with respect to each Benefit Plan:
(i) each such plan currently in effect is legally valid and binding, benefits under such plan are as represented in the documents provided pursuant to paragraph (b) above, the Company and its Subsidiaries have no announced plan or commitment to modify or amend any such plan, except for required amendments described in clause (ii) below, or to increase benefits payable thereunder and, except for Benefit Plans listed on the Company Disclosure Letter as having been terminated, each such plan has been maintained in full force and effect through the Effective Time; (ii) if intended to qualify under Section 401(a) or 403(a) of the Code, (A) the Company Disclosure Letter so identifies each such Benefit Plan, (B) such Benefit Plan so qualifies in both form and operation, and (C) its trust is exempt from taxation under Section 501(a) of the Code (except insofar as such qualification or exemption is dependent upon the adoption of amendments required as a result of recent legislation, the remedial amendment period for which has not yet expired); (iii) such Benefit Plan has been administered and enforced in substantial compliance with the applicable provisions of the Code and ERISA and the terms of such Benefit Plan and any related collective bargaining agreement, except to the extent the terms of such Benefit Plan are inconsistent with the legislation referred to in clause (ii) above, in which case such Benefit Plan has been administered and enforced in substantial compliance with such legislation; (iv) there are no actions, suits or claims pending against such Benefit Plan or affecting any fiduciary thereof other than claims for benefits made in the ordinary course; (v) there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Benefit Plans, any fiduciaries thereof or the assets of any trust or insurance contract thereunder, (vi) no reportable event (within the meaning of Section 4043(b) of ERISA and the regulations thereunder) has occurred during the five-year period ending on the date of this Agreement (vii) all material reports and material disclosures relating to the Benefit Plans required to be filed with or furnished to Governmental Entities, participants or beneficiaries on or prior to the Effective Time have been or will be filed or furnished in a timely manner and in accordance with applicable law, (viii) all required contributions have been made on a timely basis; (ix) all contributions made or required to be made under such Benefit Plan and intended to be deductible under the Code meet the requirements for deductibility under the Code; (x) with respect to each Benefit Plan subject to either Section 412 of the Code or
Section 302 of ERISA (A) the Company Disclosure Letter identifies each such Benefit Plan, (B) such Benefit Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable,
(C) such Benefit Plan has not incurred an accumulated funding deficiency during the five-year period ending on the date of this Agreement, whether or not waived, nor does any liability or obligation exist with respect to any accumulated funding deficiency for any time prior to such period and (D) the fair market value of the assets of such Benefit Plan equals or exceeds the present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA; and (xi) future compliance with the requirements of

ERISA or the Code as in effect at the Effective Time or with any collective bargaining agreements to which the Company or any Subsidiary of the Company is a party at the Effective Time will not result in any increase in the rate of benefit accrual or the liabilities of the Company or any Subsidiary under the Benefit Plan (except as such increase may result from changes in applicable law). No event has occurred in connection with which the Company or any Subsidiary of the Company could be subject to any material liability under
Section 406, 409, 502(i) or 502(1) of ERISA, or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company or any Subsidiary of the Company has agreed or is required to indemnify any Person against any such material liability.

                  (d) To the knowledge of the Company, no amount is due or owing by the Company or any Subsidiary of the Company to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA in respect of any Benefit Plan for any reason (other than the payment of premiums in the ordinary course, all of which have been paid when due). No Benefit Plan has been terminated nor has any filing been made with the PBGC for the termination of any Benefit Plan subject to the provisions of Title IV of ERISA in a manner which has resulted or could reasonably be expected to result in any material liability of the Company or any Subsidiary of the Company to the PBGC. The PBGC has not taken any action relating to the termination of or the appointment of a trustee to administer any Benefit Plan nor do conditions currently exist which could give rise to a termination proceeding brought by the PBGC with regard to any such Benefit Plan.

                  (e) The Company Disclosure Letter identifies each Benefit Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"). In the case of each Multiemployer Plan, the Company Disclosure Letter sets forth the contributions made to each such Multiemployer Plan by the Company or the Subsidiaries for the twelve months ended on the last day of the most recent fiscal year of each such Multiemployer Plan. With respect to each Multiemployer Plan, to the knowledge of the Company: (A) each such Multiemployer Plan that is intended to qualify under Section 401(a) of the Code is so qualified in form and operation and has received a favorable determination letter from the Internal Revenue Service that such Multiemployer Plan is qualified under such section, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and, nothing has occurred since the date of the most recent determination letter that has affected adversely or could reasonably be expected to affect adversely such qualification or exemption; (B) each such Multiemployer Plan is in compliance in all material respects with its terms and all governing documents as well as with the requirements prescribed by all applicable statutes, orders and governmental rules and regulations, including without limitation, ERISA and the Code; (C) there are no actions or proceedings (other than routine claims for benefits) pending, threatened or anticipated; and (D) no such Multiemployer Plan is under audit or investigation by either the Internal Revenue Service, U. S. Department of Labor, PBGC or other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any tax, fine or penalty. The Company Disclosure Letter also identifies each Multiemployer Plan which is subject to Title IV of ERISA (a "Multiemployer Pension Plan"). With respect to each Multiemployer Pension Plan: (A) none of the Company or any of its Subsidiaries has received a notice that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that any such plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA); (B) none of the Company or any of its Subsidiaries has withdrawn therefrom in a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA) or received any notice of any claim or demand in respect thereof; and (C) to the knowledge of the Company, no withdrawal liability to any Multiemployer Pension Plan has been or is expected to be incurred with respect to any Multiemployer Pension Plan.

                  (f) During the five year period ending at the Effective Time, none of the Company or any of its Subsidiaries has transferred a defined benefit plan (as defined in Section 3(35) of ERISA) to a corporation that was (at the time of transfer) a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor. Neither the Company nor any Subsidiary of the Company has ever sponsored, maintained, contributed to, or had any obligation to contribute to, a single-employer plan which has two or more contributing sponsors at least two of whom are not under common control.

                  (g) With respect to each Benefit Plan which is a "welfare plan" (as defined in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any Subsidiary of the Company beyond their termination of employment (other than coverage mandated by law), (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan reflected on the Company Balance Sheet, except for accrued vacation pay, and

(iii) to the knowledge of the Company, each such plan has, to the extent applicable, been administered in substantial compliance with Sections 601-609 of ERISA and Section 4980B(f) of the Code. The Company Disclosure Letter sets forth the aggregate liability of the Company and the Company Subsidiaries, which has been estimated by the Company's actuary on a present value basis as at December 31, 1996 using the assumptions, including trends affecting future medical care costs and interest rates, identified in the Company Disclosure Letter, for post-retirement health and life insurance benefits to be provided to their current and former employees, along with the components of the projected annual costs for such benefits used in such calculation. The Company is not aware of any factor which would cause the projected annual costs used in the calculation of such present value to be inaccurate in any material respect. The costs to the Company to provide such benefits for each year during the three-year period ended December 31, 1996 are set forth in the Company Disclosure Letter.

                  (h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) increase the amount or accelerate the time of payment or vesting of compensation due or of benefits payable under any Benefit Plan with respect to, any individual,
(iii) cause any amount to be treated as an "excess parachute payment" under
Section 280G of the Code or (iv) result in any liability of the Company or any Subsidiary of the Company under Title IV of ERISA or any multiemployer pension or welfare benefit plan.

                  Section 3.20      Agreements, Contracts and Commitments
                                    -------------------------------------.
Neither the Company nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) a breach of which, individually or in the aggregate, would constitute a Material Adverse Effect with respect to the Company. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder by any party obligated thereunder of which the Company has knowledge.

                  Section 3.21 Information in Disclosure Documents -----------------------------------. None of
the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by ATI under the Securities Act in connection with the issuance of shares of ATI Common Stock in the Merger (including the Proxy

Statement/ Prospectus forming a part thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement/Prospectus relating to the Company Shareholders Meeting (the "Proxy Statement/Prospectus") will, at the date mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 3.22 Restrictions on Business Activities -----------------------------------. Except
for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of, the acquisition of any material property by, or the conduct of the respective businesses (as currently conducted) of, the Company and its Subsidiaries taken as whole.

                  Section 3.23      Tax and Accounting Matters
                                    --------------------------. Neither the
Company nor any of its Subsidiaries or affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a reorganization within the meaning of Section 368(a) of the Code or would prevent ATI from accounting for the Merger as a pooling of interests.

                  Section 3.24      Brokers and Finders
                                    -------------------. Neither the Company nor
any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that the Company has retained Salomon Brothers Inc as its financial advisor, the arrangements with which have been disclosed in writing to ATI prior to the date hereof.

                  Section 3.25      No Existing Discussions
                                    -----------------------. As of the execution
and delivery hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1).

                  Section 3.26      Opinion of Financial Advisor
                                    ----------------------------. The Company's
financial advisor, Salomon Brothers Inc, has delivered to the Company its opinion dated the date of this Agreement to the effect that the Conversion Number is fair from a financial point of view to the shareholders of the Company.

                  Section 3.27      Certain Provisions of the OBCA Not
                                    ----------------------------------
Applicable
----------. The Board of Directors of the Company has approved the execution and delivery of this Agreement and the transactions contemplated hereby and by virtue of such approval and the provisions of the Bylaws of the Company, Sections 60.801 through 60.816 and Sections 60.825 through 60.845 of the OBCA do not apply to, or affect the benefits and obligations under, this Agreement.

                  Section 3.28      Company Rights Agreement
                                    ------------------------. The Company Rights
Agreement has been duly amended only to effect the changes thereto contemplated by the form of amendment attached hereto as Annex II, and, as a result thereof, the rights provided thereunder are inapplicable to this Agreement and the Merger.

                  Section 3.29      Disclosure
                                    ----------. None of this Agreement, the
Company Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to ATI or its representatives by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein and/or therein not misleading. There is no fact known to the Company which materially adversely affects the financial condition, properties, business, results of operations or prospects of the Company which has not been set forth in this Agreement, the Company SEC Reports, the Company Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to ATI or its representatives by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ATI

                  ATI represents and warrants to the Company that, except as specifically set forth and described in the Disclosure Letter (the "ATI Disclosure Letter") delivered by ATI to the Company prior to the execution and delivery of this Agreement, the statements set forth below in this Article IV are true and correct. The ATI Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered Sections and paragraphs contained in this Article IV.

                  Section 4.1       Organization of ATI
                                    -------------------. ATI and each Subsidiary
of ATI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect on ATI.

                  Section 4.2       Capitalization of ATI
                                    ---------------------. The authorized
capital stock of ATI consists of 600,000,000 shares of ATI Common Stock and 50,000,000 shares of Preferred Stock, par value $.10 per share ("ATI Preferred Stock"). As of October 27, 1997, 174,359,192 shares of ATI Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, 1,987,528 shares of ATI Common Stock were held in the treasury of ATI or by Subsidiaries of ATI, 14,456,649 shares of ATI Common Stock were reserved for future issuance pursuant to options or other rights outstanding to acquire ATI Common Stock, and 4,812,500 shares of ATI Common Stock were reserved for issuance under an Employee Stock Purchase Plan (the "ESPP"). As of the date of this Agreement, no shares of ATI Preferred Stock are issued and outstanding. All outstanding shares of ATI Common Stock are and all shares of ATI Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 4.2 or as reserved for future grants of options under the ATI stock option plans or the ESPP, there are no equity securities of any class of ATI or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

                  Section 4.3       Authority; No Conflict; Required Filings and
                                    --------------------------------------------
Consents
--------. (a) ATI and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of ATI and Sub. This Agreement has been duly executed and delivered by ATI and Sub and constitutes the valid and binding obligation of ATI and Sub, enforceable in accordance with its terms.

                  (b) The execution and delivery of this Agreement by ATI does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of ATI or the Articles of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ATI or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ATI or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and
(iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not constitute a Material Adverse Effect with respect to ATI.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ATI or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) required filings under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Articles of Merger with the Secretary of State of Oregon, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not constitute a Material Adverse Effect with respect to ATI.

                  Section 4.4 SEC Filings; Financial Statements ---------------------------------. (a) ATI
has filed all forms, reports and documents required to be filed by ATI with the SEC since August 15, 1996 (collectively, the "ATI SEC Reports"). The ATI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such ATI SEC Reports or necessary in order to make the statements in such ATI SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the ATI SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the consolidated financial position of ATI and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The balance sheet of ATI as of September 30, 1997 is referred to herein as the "ATI Balance Sheet."

                  Section 4.5 Absence of Undisclosed Liabilities ----------------------------------. Except
to the extent set forth or provided for in the ATI Balance Sheet, as of September 30, 1997 neither ATI nor any Subsidiary of ATI had any liabilities of any kind whatsoever, whether absolute or contingent, direct or indirect, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, joint or several, which, individually or in the aggregate, were material to the business, properties, results of operations, financial condition or prospects of ATI. Since September 30, 1997, except for normal or recurring liabilities incurred in the ordinary course of business of ATI consistent with past practice, neither ATI nor any of the Subsidiaries of ATI has incurred any liabilities of any nature, whether accrued, contingent or otherwise, which, individually or in the aggregate, are material to the business, properties, results of operations, financial condition or prospects of ATI.

                  Section 4.6       Absence of Certain Changes
                                    --------------------------. Since September
30, 1997, (i) ATI and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and have made no acquisition of any business not complementary to those conducted by ATI and its

Subsidiaries as of the date hereof and have effected no disposition of any business other than those with characteristics that ATI has disclosed prior to the date hereof which render it a candidate for disposition, (ii) no event or change has occurred constituting a Material Adverse Effect with respect to ATI, and no fact or condition exists or is contemplated or threatened which is reasonably likely to constitute a Material Adverse Effect with respect to ATI in the future, and (iii) there has been no change by ATI in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles.

                  Section 4.7 Information in Disclosure Documents -----------------------------------. None of
the information supplied or to be supplied by ATI for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement/Prospectus will, at the date first mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.8       Interim Operations of Sub
                                    -------------------------. Sub was formed
solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  Section 4.9       Compliance with Law; Regulatory Compliance
                                    ------------------------------------------.
(a) Except as described in the ATI SEC Reports filed prior to the date hereof, to the knowledge of ATI, neither ATI nor any Subsidiary of ATI (i) is or has been in violation of any applicable federal, state, local or foreign law, statute, regulation, ordinance or other requirement of any Governmental Entity relating to it or to its securities, property, operations or business, except for possible violations which, individually or in the aggregate, do not constitute a Material Adverse Effect with respect to ATI; or (ii) has engaged in any activity or omitted to take any action as a result of which it is in violation of any applicable order, injunction or decree of any

Governmental Entity affecting ATI or any Subsidiary of ATI, except for such violations, individually or in the aggregate, that do not constitute a Material Adverse Effect with respect to ATI. Except as described in the ATI SEC Reports filed prior to the date hereof, as of the date of this Agreement, there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity affecting ATI or any Subsidiary of ATI in any material respect.

                  (b) ATI and each Subsidiary of ATI possess, or has made timely application for, all permits, licenses, approvals, authorizations of and registrations with all Governmental Entities under all federal, state, local and foreign laws that are or will be required for ATI or any of its Subsidiaries to carry on any substantial part of their respective businesses as presently conducted ("ATI Approvals"), the absence of which would not constitute a Material Adverse Effect with respect to ATI. All material ATI Approvals are in full force and effect and, to the knowledge of ATI, neither ATI nor any Subsidiary of ATI is in violation of any ATI Approval or any other permit, license, approval, authorization or registration applicable to it or to the operation of its business which violations, individually or in the aggregate, constitute a Material Adverse Effect with respect to ATI. ATI has no reason to believe that any pending application for an ATI Approval will not be timely granted and no proceeding is pending or, to the knowledge of ATI, threatened, to revoke, suspend or materially modify any ATI Approval or deny any renewal thereof.

                  Section 4.10      Litigation
                                    ----------. Except as disclosed in the ATI
SEC Reports filed prior to the date hereof, there are no suits, litigations, investigations, actions or proceedings of any kind pending or, to the knowledge of ATI, threatened, against ATI or any Subsidiary of ATI, nor to the knowledge of ATI is any such matter pending or threatened against any other Person, which, if determined adversely to ATI, would constitute a Material Adverse Effect with respect to ATI.

                  Section 4.11      Agreements, Contracts and Commitments
                                    -------------------------------------.
Neither ATI nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) a breach of which, individually or in the aggregate, would constitute a Material Adverse Effect with respect to ATI. Each such agreement, contract and commitment that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder by any party obligated thereunder of which ATI has knowledge.

                  Section 4.12 Restrictions on Business Activities -----------------------------------. There
is no agreement, judgment, injunction, order or decree binding upon ATI or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of, the acquisition of any material property by, or the conduct of the respective businesses (as currently conducted) of, ATI and its Subsidiaries taken as whole.

                  Section 4.13      Disclosure
                                    ----------. None of this Agreement, the ATI
Disclosure Letter, any Annex or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to the Company or its representatives by or on behalf of ATI or any of its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein and/or therein not misleading.

                                    ARTICLE V

                       CONDUCT OF BUSINESS OF THE COMPANY

                  Section 5.1       Covenants of the Company
                                    ------------------------. During the period
from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees as to itself and its Subsidiaries (except to the extent that ATI shall otherwise consent in writing) and except to the extent provided in the Company Disclosure Letter, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time. The Company shall promptly notify ATI of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement and the Company Disclosure Letter, the Company shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of ATI:

                  (a) Accelerate, amend or change the period of exercisability of outstanding options or warrants to acquire Company Common Stock or authorize cash payments in exchange for any such options except as required by the terms of a Benefit Plan or any related agreements as in effect as of the date of this Agreement;

                  (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                  (c) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than shares of Company Common Stock issuable pursuant to options granted under the Company Option Plans that are outstanding on the date hereof or shares of Company Common Stock issuable upon exercise of the Warrants or shares of Company Common Stock issuable under the Stock Compensation Plans or the Excess Benefit Plan;

                  (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets otherwise than in the ordinary course of business;

                  (e) Directly or indirectly sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

                  (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for routine increases in salary or wages of employees of the

Company in accordance with past practice, (ii) increase or agree to increase the compensation payable or to become payable to officers or grant any additional severance or termination pay to or enter into or amend or modify any Employment Agreement with, any such officers, (iii) grant any additional severance or termination pay to or enter into any Employment Agreement with any employee,
(iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the Company may take such action as is required to comply with applicable laws;

                  (g) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (h) Incur any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred in the ordinary course of business in such amounts and pursuant to such terms as are consistent with past practice;

                  (i) Amend or propose to amend its Restated Articles of Incorporation or its Bylaws, each as amended;

                  (j) Authorize or make any capital expenditure otherwise than in the ordinary course of business; and

                  (k) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (j) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

                  Section 5.2       Consultation
                                    ------------. Subject to compliance with
applicable law, from the date hereof until the Effective Time, the Company shall confer on a regular and frequent basis with one or more representatives of ATI to report upon operational or financial matters and the general status of ongoing operations, and shall continuously confer and consult with representatives of ATI with respect to the matters referred to in Section 6.12(c). All information disclosed in connection with this Section shall be considered confidential under the Confidentiality Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  Section 6.1       Acquisition Proposals
                                    ---------------------.  From and after the
date hereof until the earlier of the termination of this Agreement or the Effective Time:

                  (a) The Company will, and will cause its directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing confidential information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; PROVIDED, HOWEVER, that if the Board of Directors of the Company determines in good faith, after consultation with and based upon the advice of outside counsel to the Company, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an Acquisition Proposal that was not solicited or initiated by the Company, and subject to compliance with Section 6.1(c), (x) furnish information to any person pursuant to a confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement, dated February 3, 1997, as supplemented on August 9, 1997, between the Company and ATI (as so supplemented, the "Confidentiality Agreement") and (y) participate in discussions or negotiations regarding such Acquisition Proposal. "Acquisition Proposal" means any proposal or offer (other than the transactions contemplated by this Agreement) from any person with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or substantially all of the assets or more than 20% of the voting securities of the Company.

                  (b) Except as set forth in this Section 6.1, neither the Board of Directors of the Company nor any committee thereof will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ATI, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with and based upon the advice of outside counsel to the Company, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Merger and this Agreement or (y) approve or recommend a Superior Proposal (as defined below) or
(z) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but in each case only at a time that is not less than two business days following ATI's receipt of written notice advising ATI that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party the terms of which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor to the Company of nationally recognized reputation) to be more favorable to the Company's shareholders from a financial point of view than the Merger and the other transactions contemplated hereby and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of the Company (based on the advice of a financial advisor to the Company of nationally recognized reputation), is reasonably capable of being financed by such third party.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.1, the Company will promptly advise ATI orally and in writing of any request for confidential information in connection with an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 6.1 will prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would violate applicable law, including Rule 14e-2 promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.1(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

                  Section 6.2       Proxy Statement/Prospectus; Registration
                                    ----------------------------------------
Statement
---------. (a) As promptly as practicable after the execution of this Agreement, ATI and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus, and ATI shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus. ATI and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Subject to Section 6.1, the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company that Company shareholders vote in favor of approval and adoption of this Agreement and the Merger.

                  (b) ATI and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  Section 6.3 Letter of the Company's Accountants -----------------------------------. The
Company shall cause to be delivered to ATI a letter addressed to ATI of Coopers & Lybrand LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective, in form customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  Section 6.4       Access to Information
                                    ---------------------. Upon reasonable
notice, each of the Company and ATI shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other access during the period prior to the earlier of the termination of this Agreement and the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and cause its officers and employees to furnish to the other and its authorized representatives any and all financial, technical and operating data and other information pertaining to its businesses and those of its Subsidiaries as such party shall from time to time reasonably request. Each party will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  Section 6.5 Company Shareholders Meeting ----------------------------. The Company
shall call the Company Shareholders Meeting to be held as promptly as practicable after the date on which the Registration Statement is declared effective by the SEC for the purpose of considering and voting upon a proposal to approve and adopt this Agreement and the Merger. The Company shall use its best efforts to solicit from its shareholders proxies to facilitate voting at the Company Shareholders Meeting.

                  Section 6.6 Legal Conditions to the Merger ------------------------------. Each of ATI
and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger; provided that ATI shall not be required to take any action to comply with any legal requirement or agree to the imposition of any order of any Governmental Entity that would (i) prohibit or restrict the ownership or operation by ATI of any portion of the business or assets of ATI or the Company (or any of their respective Subsidiaries), (ii) compel ATI or the Company (or any of their respective Subsidiaries) to dispose of (other than those which were previously designated as a candidate for disposition) or hold separate any portion of ATI's or the Company's business or assets, or (iii) impose any limitation on the ability of ATI or the Surviving Corporation or any of their respective affiliates or Subsidiaries to own or operate the business and operations of the Company and its Subsidiaries.

                  Section 6.7       Public Disclosure
                                    -----------------. Neither the Company nor
ATI shall issue any press release or other written public statement or publicly deliver any formally prepared oral statement concerning the matters covered by this Agreement without the approval of the other, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit the other with an opportunity to review and comment upon any such release or statement prior to dissemination.

                  Section 6.8       Tax-Free Transaction
                                    --------------------. ATI and the Company
shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 6.9       Pooling Accounting
                                    ------------------. Each of ATI and the
Company shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company shall use its best efforts to cause its Affiliates (as defined in Section 6.10) not to take any action that would adversely affect the ability of ATI to account for the Merger as a pooling of interests.

                  Section 6.10      Affiliate Agreements
                                    --------------------. Within two weeks
following the date of this Agreement, the Company will provide ATI with a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is hereafter referred to as an "Affiliate"). The Company shall provide ATI with such information and documents as ATI shall reasonably request for purposes of reviewing such list and the Company shall notify ATI in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall use its best efforts to deliver or cause to be delivered to ATI prior to the Effective Time from each of its Affiliates an executed Affiliate Agreement in substantially the form attached hereto as Annex III (each an "Affiliate Agreement"). ATI shall be entitled to place appropriate legends on the certificates evidencing any ATI Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the ATI Common Stock, consistent with the terms of the Affiliate Agreements.

                  Section 6.11      NYSE Listing
                                    ------------. ATI shall use its best efforts
to cause the shares of ATI Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange.

                  Section 6.12 Company Stock Options and Rights --------------------------------. (a) Prior
to the Effective Time, the Company shall take such actions as may be necessary such that at the Effective Time each option ("Option") to acquire Company Common Stock outstanding after the Effective Time under the Company Option Plans and each Warrant outstanding after the Effective Time under the Warrant Agreement, whether or not then exercisable, shall be converted into and become a right with respect to ATI Common Stock. From and after the Effective Time, (i) each Option or Warrant assumed by ATI may be exercised solely for ATI Common Stock, (ii) the number of shares of ATI Common Stock subject to each Option or Warrant shall be equal to the product of (A) the number of shares of Company Common Stock previously subject to such Option or Warrant and (B) the Conversion Number, and
(iii) the per share exercise price for each Option or Warrant shall be equal to
(y) the exercise price per share for the shares of Company Common Stock previously purchasable or subject to such Option or Warrant divided by (z) the Conversion Number, rounded to the nearest cent. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Option Plans and the Warrant Agreement and the Options and Warrants to permit the assumption of unexercised Options and Warrants by ATI pursuant to this Section 6.12; provided, however, that such arrangements shall not include any change in the terms of the applicable plans if such change would, in the opinion of the Company's or ATI's independent public accountants, have an adverse effect on ATI's ability to account for the Merger as a pooling of interests for financial reporting purposes.

                  (b) Prior to the Effective Time, the Company shall take such actions as are satisfactory to ATI and as may be necessary such that at the Effective Time each stock appreciation right ("SAR") outstanding after the Effective Time under the Company's Long Term Incentive Compensation Stock Appreciation Rights Plan (the "SAR Plan"), whether or not then exercisable, shall be converted into and become a right with respect to ATI Common Stock, and each right to receive shares of Company Common Stock under the Excess Benefit Plan will become a right with respect to ATI Common Stock. From and after the Effective Time, each outstanding Unit (as defined in the SAR Plan) shall become
1.296 Units, the Fair Market Value of a Share (in each case as defined in the SAR Plan) upon exercise of a Unit shall be determined by reference to the fair market value of a share of ATI Common Stock, and the "Fair Market Value on the Grant Date" (as defined in the SAR Plan) shall be equal to the Fair Market Value of the Company Common Stock on the Grant Date divided by the Conversion Number, rounded to the nearest cent. Each right to receive a share of Company Common Stock under the Excess Benefit Plan shall be converted into the right to receive 1.296 shares of ATI Common Stock.

                  (c) The Company shall as soon as practicable after the date hereof take such actions as may be necessary to amend or clarify the Stock Compensation Plans in a manner satisfactory to ATI such that at the Effective Time, all rights ("Rights") thereunder to acquire Company Common Stock after the Effective Time shall become rights with respect to ATI Common Stock; provided, however, that such actions shall not include any change in the terms of the Stock Compensation Plans if such change would, in the opinion of ATI's independent public accountants, have an adverse effect on ATI's ability to account for the Merger as a pooling of interests for financial reporting purposes.

                  (d) Effective as of the Effective Time, ATI shall assume each Option and Warrant in accordance with the terms of the Company Option Plans, the Warrant Agreement and any agreement by which they are evidenced, and shall assume the obligation to issue shares of ATI Common Stock under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)). At or prior to the Effective Time, ATI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ATI Common Stock for delivery upon exercise of all Options and Warrants assumed by it and for delivery under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)) in accordance with this Section 6.12. As soon as practicable after the Effective Time, ATI shall file one or more registration statements on Form S-8 or any successor or other appropriate form with respect to the shares of ATI Common Stock subject to the Options and the Warrants, the SARs and the shares of ATI Common Stock issuable under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified pursuant to Section 6.12(c)). ATI shall use all reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options, Warrants or SARs remain outstanding or shares of ATI Common Stock are issuable under the Excess Benefit Plan and the Stock Compensation Plans (as amended or clarified under Section 6.12(c)).

                  Section 6.13      Indemnification
                                    ---------------. (a) The Company shall and,
from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or is or was a plan fiduciary serving at the request of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") to the full extent the Company would have been permitted to do so under the Company's Restated Articles of Incorporation, its Bylaws, any indemnity agreements with the Company and under Oregon law (and the indemnifying party shall advance expenses prior to the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by Oregon law upon receipt of any undertaking required by applicable Oregon law) or (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Company (or the Surviving Corporation after the Effective Time) may retain counsel satisfactory to it and the Indemnified Parties, and shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties, and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company or the Surviving Corporation (but the failure so to notify shall not relieve the Company or the Surviving Corporation from any liability which it may have under this Section 6.13(a) except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time the Surviving Corporation) the affirmation and undertaking contemplated by Section 60.397 of the OBCA. The Indemnified Parties as a group shall only be entitled to be represented by one law firm to represent them as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (b) For a period of at least five years after the Effective Time, ATI or the Surviving Company shall cause to be maintained in effect standard policies of directors' and officers' liability insurance of at least the same coverage and containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time as such policies maintained by the Company as of the date hereof; provided, that in no event shall ATI or the Surviving Company be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 6.13(b), any amount per annum in excess of 200 percent of the per annum amounts paid by the Company as of the date hereof; provided further, that if such insurance cannot be so maintained or obtained at such cost, ATI or the Surviving Corporation shall maintain or obtain a policy providing the best coverage available for such premium cost.

                  (c) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  Section 6.14      Additional Agreements; Reasonable Efforts
                                    -----------------------------------------.
Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided that ATI shall not be required to take any action to comply with any legal requirement or agree to the imposition of any order of any Governmental Entity that would (i) prohibit or restrict the ownership or operation by ATI of any portion of the business or assets of ATI or the Company (or any of their respective Subsidiaries), (ii) compel ATI or the Company (or any of their respective Subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets, or
(iii) impose any limitation on the ability of ATI or the Surviving Corporation or any of their respective affiliates or Subsidiaries to own or operate the business and operations of the Company and its Subsidiaries. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the proper officers and directors of each party to this Agreement shall take all such necessary action to effectuate the same.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  Section 7.1       Conditions to Each Party's Obligation to
                                    ----------------------------------------
Effect the Merger
-----------------. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

                  (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Other Required Authorizations. All required authorizations necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and, other than the filing provided for by
Section 1.1, all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on ATI or the Company, shall have been filed, occurred or been obtained.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting ATI's conduct or operation of the business of the Company after the Merger shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (f) Listing. The shares of ATI Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

                  (g) Consents. Each of the Company and ATI shall have obtained all consents required to consummate the transactions contemplated by this Agreement, including the Merger, and all other consents in connection with the Merger and the other transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on ATI or the Company.

                  Section 7.2       Additional Conditions to Obligations of ATI
                                    -------------------------------------------
and Sub
-------. The obligations of ATI and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by ATI and Sub:

                  (a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in this Agreement (i) that are qualified as to materiality or as to a Material Adverse Effect with respect to the Company shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except (A) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (B) for changes contemplated by this Agreement) and ATI shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ATI shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) Tax Opinion. ATI shall have received a written opinion from Kirkpatrick & Lockhart LLP, counsel to ATI, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon representations and certificates of ATI, Sub and the Company.

                  (d) Company Rights Agreement. The Company Rights Agreement shall have been amended or terminated immediately prior to the Effective Time and the holders of Company Common Stock shall have no rights under the Company Rights Agreement as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

                  (e) Letter of Accountants. ATI shall have received a letter of Coopers & Lybrand LLP, the Company's independent auditors, dated the Closing Date, updating the letter referred to in Section 6.3.

                  (f) Pooling Letters. ATI shall have received letters from Coopers & Lybrand LLP, the Company's independent auditors, and Ernst & Young LLP, ATI's independent auditors, each dated the date of the Proxy Statement/Prospectus, which letters shall be confirmed in writing at the Effective Time, stating that the business combination to be effected by the Merger will qualify as a pooling of interests under generally accepted accounting principles.

                  (g) Affiliate Agreements. ATI shall have received from each of the Company's Affiliates an executed copy of an Affiliate Agreement substantially in the form of Annex III hereto.

                  (h) Resignation of Company Directors. All of the members of the Board of Directors of the Company shall have submitted their written resignations as directors of the Company effective as of the Effective Time.

                  (i) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of the Company and its Subsidiaries that, individually or taken together, constitute a Material Adverse Effect with respect to the Company.

                  Section 7.3       Additional Conditions to Obligations of the
                                    -------------------------------------------
Company
-------. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties of ATI and Sub. The representations and warranties of ATI and Sub set forth in this Agreement (i) that are qualified as to materiality or as to a Material Adverse Effect with respect to ATI shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except (A) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (B) for changes contemplated by this Agreement) and the Company shall have received a certificate signed on behalf of ATI by the chief executive officer and the chief financial officer of ATI to such effect.

                  (b) Performance Of Obligations of ATI and Sub. ATI and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ATI by the chief executive officer and the chief financial officer of ATI to such effect.

                  (c) Tax Opinion. The Company shall have received the opinion of Schwabe, Williamson & Wyatt, P.C., counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may rely upon representations and certificates of ATI, Sub and the Company.

                  (d) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of ATI and its Subsidiaries that, individually or taken together, constitute a Material Adverse Effect with respect to ATI.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

                  Section 8.1       Termination
                                    -----------. This Agreement may be
terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

                  (a) by mutual written consent of ATI and the Company; or

                  (b) by either ATI or the Company if the Merger shall not have been consummated by March 31, 1998 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to perform or fulfill any material obligation under this Agreement has been a cause of, or has resulted in, the failure of the Merger to occur on or before such date); or

                  (c) by either ATI or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by either ATI or the Company, if, at the Company Shareholders Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company in favor of approval and adoption of this Agreement and approval of the Merger shall not have been obtained; or

                  (e) by ATI, if the Board of Directors of the Company shall have exercised any of its rights set forth in the second sentence of Section 6.1(b); or

                  (f) by ATI, if any of the covenants or agreements of the Company set forth in Section 6.1 shall have been breached; or

                  (g) by ATI, if for any reason the Company fails to call and hold the Company Shareholders Meeting by March 31, 1998, unless such failure is due to the fact that (A) the Registration Statement was not declared effective sufficiently in advance of such date to enable the Company to hold the Company Shareholders Meeting by such date or (B) a court has enjoined or temporarily restrained the Merger, and any such occurrence or omission has not resulted from any breach of this Agreement by the Company; or

                  (h) by ATI or the Company, if (i) the other party has breached any representation or warranty contained in this Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a Material Adverse Effect on the party having made such representation or warranty and would not have a material adverse effect upon the transactions contemplated by this Agreement), or (ii) if there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other party (other than the covenants or agreements of the Company set forth in Section 6.1), which shall not have been cured within three days following receipt by the breaching party of written notice of such breach from the other party; or

                  (i) by the Company pursuant to Section 6.1(b).

                  Section 8.2       Effect of Termination
                                    ---------------------. In the event of
termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of ATI, the Company, Sub or their respective officers, directors, stockholders or Affiliates except as set forth in the Confidentiality Agreement referred to in Section 6.1(a) and as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement or as provided for in the Confidentiality Agreement; provided that, the provisions of Section 8.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

                  Section 8.3       Fees and Expenses
                                    -----------------. (a) Except as set forth
in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that ATI and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement/Prospectus (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

                  (b) The Company shall reimburse ATI for all reasonable out-of-pocket expenses incurred by ATI relating to the transactions contemplated by this Agreement prior to termination

(including, but not limited to, reasonable fees and expenses of ATI's outside counsel, accountants and financial advisors) in an amount not to exceed $2.0 million (i) upon the termination of this Agreement by ATI pursuant to Section 8.1(g), (ii) upon termination of this Agreement by ATI pursuant to Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein, or (iii) in the event a termination fee is payable in accordance with Section 8.3(c) or Section 8.3(d), and ATI shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Company's outside counsel, accountants and financial advisors), in an amount not to exceed $2.0 million upon the termination of this Agreement by the Company pursuant to Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of ATI contained herein.

                  (c) The Company shall pay ATI a termination fee of $11.0 million (less the amount of any expenses of ATI reimbursed by the Company pursuant to Section 8.3(b)) upon the termination of this Agreement by ATI or the Company pursuant to Section 8.1(d), and if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed and, shall pay ATI an additional $11.0 million, if within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

                  (d) The Company shall pay ATI a termination fee of $22.0 million (less the amount of expenses of ATI reimbursed by the Company pursuant to Section 8.3(b)) upon the earliest to occur of the following events:

                  (i)  the termination of this Agreement by ATI pursuant to
Section 8.1(e) or Section 8.1(f); or

                  (ii) the termination of this Agreement by ATI pursuant to
         Section 8.1(h) as a result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein; or

                  (iii) the termination of this Agreement by ATI pursuant to
         Section 8.1(g) if prior to such termination an Acquisition Proposal with respect to the Company was commenced, publicly proposed or publicly disclosed or communicated to the Board of Directors of the Company (or the willingness of any person to make such an Acquisition Proposal was publicly disclosed or was communicated to the Board of Directors of the Company) and within 12 months after such termination the Company shall have entered into an Acquisition Agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

                  (iv) the termination of this Agreement by the Company pursuant to Section 8.1(i).

                  (e) The expenses and fee, if applicable, payable pursuant to Sections 8.3(b), 8.3(c) and 8.3(d) shall be paid (in same-day funds) within five business days after the first to occur of any of the events described in Section 8.3(b), 8.3(c) or 8.3(d); provided, however, that in no event shall the Company or ATI, as the case may be, be required to pay such expenses and fee to the other if, immediately prior to the termination of this Agreement, the party to receive such expenses and fee was in material breach of its obligations under this Agreement.

                  Section 8.4       Amendment
                                    ---------. This Agreement may be amended by
the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of this Agreement and the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 8.5       Extension; Waiver
                                    -----------------. At any time prior to the
Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1       Nonsurvival of Representations, Warranties
                                    ------------------------------------------
and Agreements
--------------. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 2.3, 6.12, 6.13, 6.14, 8.2, 8.3, the last sentence of Section 8.4 and
Article IX, and the agreements of the Affiliates of the Company delivered pursuant to Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

                  Section 9.2       Notices
                                    -------. All notices and other
communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to ATI or Sub, to:

                                    Richard P. Simmons
                                    Chairman of the Board, President
                                            & Chief Executive Officer
                                    Allegheny Teledyne Incorporated
                                    1000 Six PPG Place
                                    Pittsburgh, Pennsylvania 15222-5479
                                    Facsimile:  (412) 394-3010


                                    with a copy to:

                                    Jon D. Walton
                                    Senior Vice President - General Counsel
                                            & Secretary
                                    Allegheny Teledyne Incorporated
                                    1000 Six PPG Place
                                    Pittsburgh, Pennsylvania 15222-5479
                                    Facsimile:  (412) 394-3010
                                    and to:

                                    Ronald D. West
                                    Kirkpatrick & Lockhart LLP
                                    1500 Oliver Building
                                    Pittsburgh, Pennsylvania 15222
                                    Facsimile:  (412) 355-6501


                           (b)      if to the Company, to:

                                    Carlos E. Aguirre
                                    Chairman of the Board, President
                                     & Chief Executive Officer
                                    Oregon Metallurgical Corporation
                                    530 Southwest 34th Avenue
                                    P. O. Box 580
                                    Albany, Oregon 97321-0177
                                    Facsimile:  (541) 917-0647

                                    with a copy to:

                                    Carmen M. Calzacorta
                                    Schwabe Williamson & Wyatt P.C.
                                    Pacwest Center, Suites 1600-1950
                                    1211 Southwest Fifth Avenue
                                    Portland, Oregon 97204-3795
                                    Facsimile:  (503) 796-2900

                  Section 9.3 Certain Definitions; Interpretation -----------------------------------. As used in this Agreement, (i) any reference to the Company refers to the Company and its Subsidiaries taken as a whole, (ii) any reference to ATI refers to ATI and its Subsidiaries taken as a whole, (ii) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries taken as a whole, and (iii) any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to any entity (or group of entities taken as a whole) means such state of facts, event, change or effect as has had, or could reasonably be expected to have, a material adverse effect on the business, assets, results of operations, financial condition or prospects of such entity (or, if with respect thereto, of such group of entities taken as a whole), on the ability of such entity (or group of entities) to conduct its (or their) respective business or businesses after the Effective Time substantially as such business or businesses are being conducted as of the date hereof or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided, however, as used in this Agreement, a Material Adverse Effect with respect to the Company or ATI, as the case may be, shall be so construed as to mean the Company or ATI and its respective Subsidiaries taken as whole. When used herein, the term "material" for all purposes of this Agreement means material to the party referred to and its Subsidiaries taken as a whole. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 31, 1997.

                  Section 9.4       Knowledge
                                    ---------. All references in this Agreement
or any certificate to the knowledge of a party shall mean the knowledge of any officer or officers of such party (but only the officer executing any such certificate, in the case of a certificate) and shall reflect reasonable inquiry by such officer or officers specifically with respect to the statement made subject to such knowledge.

                  Section 9.5       Counterparts
                                    ------------. This Agreement may be executed
in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 9.6       Entire Agreement; No Third Party
                                    --------------------------------
Beneficiaries
-------------. This Agreement (including the Confidentiality Agreement and the other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 9.7       Governing Law
                                    -------------. This Agreement shall be
governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                  Section 9.8       Assignment
                                    ----------. Neither this Agreement nor any
of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign its rights and interests hereunder to ATI and ATI may assume the obligations hereunder of Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 9.9       Severability
                                    ------------. If any term or other provision
of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  Section 9.10      Failure or Indulgence Not Waiver; Remedies
                                    ------------------------------------------
Cumulative
----------. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  IN WITNESS WHEREOF, ATI, Sub and the Company have caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first set forth above.

ALLEGHENY TELEDYNE INCORPORATED     OREGON METALLURGICAL CORPORATION



By: /s/ Richard P. Simmons           By:/s/ Carlos E. Aguirre
    -----------------------------      ------------------------------------
Title:  Chairman of the Board,      Title:  Chairman of the Board,
          President and Chief                 President and Chief
          Executive Officer                   Executive Officer


SEA MERGER, INC.



By: /s/ Arthur H. Aronson
    -----------------------------
Title:  President

                                                                        ANNEX I

                  (a) Exchange Agent
                      --------------. As of the Effective Time, ATI shall make available, or shall cause to be made available, to ChaseMellon Shareholder Services, LLC, or such other exchange agent selected by ATI and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with Article II, certificates representing the shares of ATI Common Stock issuable pursuant to
Article II. ATI will provide to the Exchange Agent on a timely basis funds necessary to pay any cash payable in lieu of fractional shares of ATI Common Stock pursuant to paragraph (c) below and funds or other property necessary to pay or make any dividend or distribution with respect to ATI Common Stock pursuant to paragraph (d) below.

                  (b) Exchange Procedures
                      -------------------. Promptly after the Effective Time, ATI shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate formerly representing shares of Company Common Stock (a "Certificate") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, upon (and only upon) delivery of that Certificate to the Exchange Agent, and which shall be in such form and have such other provisions as ATI may specify, and (ii) instructions for use in effecting the surrender of a Certificate in exchange for a certificate or certificates representing shares of ATI Common Stock. Upon surrender to the Exchange Agent of a Certificate together with such a letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of ATI Common Stock which such holder has the right to receive in respect of such Certificate pursuant to the provisions of Article II, a check in the amount of any cash which such holder has the right to receive (i) in lieu of fractional shares of ATI Common Stock pursuant to paragraph (c) below and (ii) with respect to any dividends or distribution with respect to ATI Common Stock pursuant to paragraph (d) below, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be payable on any amount payable upon surrender of a Certificate. Until so surrendered as contemplated hereby each Certificate will be deemed at any time after the Effective Time to represent only the right to receive, upon surrender of such Certificate, a certificate representing ATI Common Stock, cash in lieu of fractional shares of ATI Common Stock and any dividends or distribution with respect to shares of ATI Common Stock as aforesaid. In the event of a transfer of ownership of Company Common Stock that is not registered on the transfer records of the Company, certificates representing the proper number of shares of ATI Common Stock and any cash in lieu of fractional shares and any dividends or distributions as aforesaid may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of ATI Common Stock and any cash in lieu of fractional shares and any dividends or distributions as aforesaid to a person other than the registered holder of such Certificate or establish to the satisfaction of ATI that such tax has been paid or is not applicable. Certificates surrendered for exchange by any person designated as an Affiliate of the Company (as defined in Section 6.10) shall not be exchanged until ATI has received a written Affiliate Agreement from such person as provided in Section 6.10.

                  (c) Fractional Shares
                      -----------------. Notwithstanding the foregoing or any other provision of Article II, no fractional shares of ATI Common Stock will be issued hereunder and any holder of Company Common Stock entitled hereunder to receive a fraction of a share of ATI Common Stock but for this provision will be entitled hereunder to receive a cash payment in lieu thereof, without interest, in an amount, less the amount of any withholding taxes which may be required thereon, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled multiplied by (ii) the average of the high and low sales prices per share of ATI Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of the Company Shareholders Meeting if within 5 days of the Effective Time, otherwise the trading day immediately preceding the date of the Effective Time. For purposes of paying such cash in lieu of fractional shares, all Certificates representing shares of Company Common Stock surrendered for exchange by a Company shareholder on the same letter of transmittal shall be aggregated, and no such Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of ATI Common Stock with respect to such Certificates surrendered.

                  (d) Distributions with Respect to Unexchanged Shares; Voting
                      --------------------------------------------------------
Rights
------. Notwithstanding any other provision of this Agreement, no dividends or other distributions on shares of ATI Common Stock shall be paid to any person holding an unexchanged

Certificate representing the right to receive shares of ATI Common Stock with respect to such shares of ATI Common Stock nor shall any such shares of ATI Common Stock be deemed to be outstanding and represent the right to vote or give or express consent for any purpose until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of ATI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of ATI Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of ATI Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (e) Transfers
                      ---------. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to ATI, they shall be canceled and exchanged for certificates for shares of ATI Common Stock, cash in lieu of fractional shares and dividends or distributions with respect to shares of ATI Common Stock, if any, in accordance with the procedures set forth herein.

                  (f) Termination of Exchange Fund
                      ----------------------------. Any portion of the
certificate for shares of ATI Common Stock issuable pursuant to Article II and cash or other property deposited with the Exchange Agent that has not been claimed by the former shareholders of the Company within six months following the Effective Time shall be delivered to ATI at the end of such period. Any former shareholder of the Company who has not complied with the foregoing provisions by the end of such period shall thereafter look only to ATI for delivery of the shares of ATI Common Stock and as a general creditor for payment of unpaid cash in lieu of fractional shares or dividends and distributions on such shares of ATI Common Stock pursuant to the provisions hereof deliverable in respect of each share of Company Common Stock such shareholder previously held, as determined pursuant to this Agreement, in each case without any interest thereon.

                  (g) No Liability
                      ------------. (i) Notwithstanding any other provision of this Agreement, none of ATI, the Exchange Agent, the Company or any other person shall be liable to any person for any amount properly delivered to a public official upon such request pursuant to applicable abandoned property, escheat or similar laws.

                           (ii) In the event any Certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as ATI may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing shares of ATI Common Stock, unpaid dividends and distributions on those shares of ATI Common Stock and cash in lieu of any fractional share of ATI Common Stock, all as deliverable in respect thereof pursuant to this Agreement.

                  (h) Withholding Rights
                      ------------------. ATI will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provisions of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

                                                                        ANNEX II

                          AMENDMENT TO RIGHTS AGREEMENT

                  This Amendment to Rights Agreement (this "Amendment") is entered into as of October 31, 1997 between OREGON METALLURGICAL CORPORATION, an Oregon corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, LLC (the "Rights Agent").

                  WHEREAS, upon the terms and subject to the conditions of that certain Rights Agreement dated as of December 12, 1996 and as amended as of July 24, 1997 (the "Rights Agreement"), between the Company and the Rights Agent, the Board of Directors of the Company has authorized the issuance of Rights; and

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended, among Allegheny Teledyne Incorporated, a Delaware corporation, Sea Merger Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company; and

                  WHEREAS, there has been delivered to the Rights Agent a certificate from a duly authorized officer of the Company stating that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Section 1(s) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(s) "Expiration Date" shall mean the earlier of (i) December 11, 2006 and (ii) the time immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 31, 1997, as the same may be from time to time amended (the "Merger Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger, Inc., an Oregon corporation and a wholly-owned subsidiary of ATI, and the Company)."

                  2. The Rights Agreement is hereby amended by adding Section 35 as follows:

                  "SECTION 35.      ATI TRANSACTIONS.

                           Notwithstanding anything contained in this Rights
                  Agreement to the contrary, no Distribution Date, Share Acquisition Date or Triggering Event shall be deemed to have occurred, neither ATI nor any Affiliate or Associate of ATI shall be deemed to have become an Adverse Person, Acquiring Person or Interested Shareholder and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights under this Rights Agreement, including pursuant to
                  Section 7, 11 or 13 of this Rights Agreement, by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of any of the transactions contemplated by the Merger Agreement in accordance with the terms thereof or the taking of any action by any party thereto or any Affiliate or Associate thereof to facilitate the consummation of any such transactions."

                  3. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

                  4. This Amendment shall be deemed effective as of October 31, 1997, as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

                  5. This Amendment may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

                  6. All exhibits to the Rights Agreement have been amended to conform with this Amendment to Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

ATTEST:                                     OREGON METALLURGICAL CORPORATION


By:                                         By:
   ----------------------------------          ---------------------------------
Name:                                       Name:
     --------------------------------            -------------------------------
Title:                                      Title:
      -------------------------------             ------------------------------

                                            CHASEMELLON SHAREHOLDER
                                                 SERVICES, LLC


By:                                         By:
   ----------------------------------          ---------------------------------
Name:                                       Name:
     --------------------------------            -------------------------------
Title:                                      Title:
      -------------------------------             ------------------------------

                                                                       ANNEX III

                      [Form of Company Affiliate Agreement]

                                                                   , 199_

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479

Ladies and Gentlemen:

                  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Sea Merger Inc., an Oregon corporation and a wholly owned subsidiary of ATI ("Sub"), and the Company at the Effective Time (as defined in the Agreement) Sub will be merged with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of ATI.

                  As a result of the Merger, the undersigned may receive shares of Common Stock, par value $.10 per share ("ATI Common Stock"), of ATI in exchange for shares of Common Stock, par value $1.00 per share, of the Company owned by the undersigned.

                  The undersigned hereby represents and warrants to, and covenants with, ATI that in the event the undersigned receives any ATI Common Stock in the Merger:

                  (A) The undersigned shall not make any sale, transfer or other disposition of the ATI Common Stock in violation of the Act or the Rules and Regulations.

                  (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the ATI Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel or counsel for the Company.

                  (C) The undersigned has been advised that the issuance of shares of ATI Common Stock to the undersigned in the Merger has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of submission of the Agreement and the Merger for a vote of the shareholders of the Company the undersigned may be deemed an affiliate of the Company and (ii) the distribution by the undersigned of ATI Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ATI Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to ATI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (D) The undersigned understands that ATI will be under no obligation to register the sale, transfer or other disposition of the ATI Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (E) The undersigned understands that stop transfer instructions will be given to ATI's transfer agent with respect to the ATI Common Stock owned by the undersigned and that there may be placed on the certificates for the ATI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                           "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this may only be transferred in accordance the terms of a letter agreement dated ___________, 199_, a copy of which agreement is on file at the principal offices of Allegheny Teledyne Incorporated."

                  (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's ATI Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, the Company reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                  It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to ATI (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to ATI to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

                  The undersigned further represents and warrants to, and covenants with, ATI that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of Company Common Stock or ATI Common Stock held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the ATI Common Stock received by the undersigned in the Merger until after such time as results covering at least 30 days of combined operations of ATI and the Company have been published by ATI within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

                                          Very truly yours,



Acknowledged this ____ day of
_______________, 199_.



ALLEGHENY TELEDYNE INCORPORATED

By:___________________________

Name:

Title: